Exhibit 99.1

AmREIT Reports Second Quarter Results

-	Operating revenue up 125 percent compared to six months ended June 30, 2004;

-	Increase in total assets to $279 million, up 37 percent compared to yearend 2004; and

-	FFO of $0.27 per share, on track with 2005 guidance.

          HOUSTON, July 26 /PRNewswire-FirstCall/ -- AmREIT (Amex: AMY), a Houston- based real estate investment trust, reported financial results for the second quarter of 2005 today.

          Revenues for the second quarter increased 162 percent to $10.4 million compared to $4.0 million for the second quarter of 2004. This increase is due to additional portfolio revenue of $3.4 million (attributed to property acquisitions made in the second half of 2004 and the acquisition of Uptown Park in June 2005), additional real estate operating and development revenue of $898,000, and additional securities and retail partnership revenue of $2.1 million (primarily attributed to an increase in securities commissions earned from the sale of class D common shares and limited partnership units). AmREIT reported a net loss attributable to class A shareholders of $310,000 for the quarter compared to a net loss of $1.0 million for the second quarter of last year.

          For the second quarter, AmREIT’s loss before discontinued operations per class A common share was $0.36 compared to a loss of $0.46 per share for the second quarter of 2004. The income generated from discontinued operations for the quarter was $0.29 per class A common share compared with $0.15 per share for the same quarter a year ago (which included an impairment charge of $0.34 per share). The company’s net loss per class A common share for the second quarter was $0.07 compared to a net loss per share of $0.31 for the same period last year. Diluted earnings per share is equal to basic earnings per share due to the anti-dilutive nature of the class B, C and D common shares.

          Funds From Operations (FFO) for the second quarter were $615,000, or $0.14 per class A common share. This compares to a FFO loss of $718,000, or a loss of $0.22 per share, for the same period last year (attributable to a non-cash deferred merger charge of $362,000, or $0.11 per share, and a non-cash impairment charge of $1.1 million, or $0.34 per share, related to the sale of a non-core property in the second quarter of 2004). A reconciliation of net income before discontinued operations to FFO is included in the financial tables accompanying this press release.

          Total assets increased 37 percent to $279.3 million from $203.2 million reported at December 31, 2004. The increase in total assets was primarily due to the acquisition of Uptown Park, a 169,000 square foot lifestyle center located at the northwest intersection of IH-610 and Post Oak Boulevard in Houston, Texas. Total liabilities increased to $123.9 million during the second quarter, up from $113.7 million at yearend. Additionally, the company increased its total market cap to approximately $183.7 million (which includes all classes of common shares) in the second quarter by raising $54.5 million in equity. This includes $22.3 million, before issuance costs, from an underwritten equity offering of its class A common shares and approximately $32.2 million, before issuance costs, from its publicly registered, non-traded class D common shares offering.

          “Our securities business continues to raise accretive equity capital with which to fund our real estate acquisitions,” said Chad C. Braun, AmREIT’s chief financial officer. “With the capital that we have raised year to date, and with what we anticipate raising over the coming thirty to sixty days, we believe this will position us to meet our real estate acquisition and growth goals for the year. As such, we will be closing our class D common share offering in the next thirty to sixty days, having raised approximately $105 million through this offering.”

          “We continue to grow our team and our assets and have grown our per share profitability at a rate that outpaces the REIT marketplace. We have also seen strong growth in our retail partnership business,” said Kerr Taylor, AmREIT’s chairman and chief executive officer. “The market is posing increasing challenges. Large inflows of capital continue to seek a home in the real estate sector driving down cap rates. While this is making acquisitions difficult, it is allowing us to sell off non-core assets. It is also helping our retail partnership merchant development fund business as there is a heavy appetite for that product. Our number one advantage continues to be our outstanding team of professionals who display the twin attributes of discipline and rigorous unrelenting skill.”

          Operational Highlights

*

On June 2, 2005, AmREIT purchased Uptown Park, a 169,000 square foot lifestyle center located at the corner of IH-610 and Post Oak Boulevard in the prestigious Galleria area in Houston, Texas. Phase I consists of 147,000 square feet and is 95 percent leased as of June 30, 2005. Phase II consists of 22,000 square feet of newly constructed space and is approximately 50 percent leased as of June 30, 2005. The center is home to over forty tenants including Ann Taylor Loft, McCormick and Schmick’s, Priscilla of Boston and Starbucks.

*	The company raised approximately $54.5 million of common equity.

	--	$32.2 million is attributable to the issuance of class D common shares offered through AmREIT Securities Company, a wholly owned subsidiary of AmREIT.

--

$22.3 million is attributable to a 2.4 million share underwritten offering of its class A common shares priced and closed on May 27, 2005. Also during the quarter, the underwriters exercised their over allotment, resulting in the issuance of an additional 360,000 shares. The lead manager on the transaction was Robert W. Baird & Co., and the co-managers were JJB Hilliard, W. Lyons, Inc. and BB&T Capital Markets.

*

Operating properties were 97.64 percent leased as of June 30, 2005. Approximately 56,000 square feet are expiring over the next twelve months, and, of that, approximately 26,000 square feet have been renewed to date at an average rental rate increase of 7.33 percent.

          Outlook for 2005

          AmREIT has set forth four key goals and expectations for this year:

*

The first goal is continued per share growth in FFO with a target range of 8- 14 percent. Supported by acquisitions made through the end of the second quarter, anticipated acquisitions based on our real estate pipeline, as well as, additional fee income generated by our supporting operating businesses, the annual target FFO guidance remains $0.68 to $0.72 per class A share. Dividends declared for class A common shares through the third quarter of 2005 are in line with management’s 2005 guidance of $0.50 to $0.52 per share.

*

The second goal is to have total asset growth of $200 million within a 12 to 18 month period. The commercial real estate community continues to be very competitive and pricing remains strong, especially for high quality Irreplaceable Corners(TM) that continue to experience cap rate compression. With the acquisition of Uptown Park during the second quarter and the strength of our acquisition pipeline, we remain on track to achieve this stated objective. AmREIT’s strategy is to expand its holdings of multi-tenant properties, and today, the majority of rental revenue is generated from multi- tenant shopping centers. As this strategy is executed, the company will continue to evaluate and dispose of non-core assets and replace them with properties located on what are believed to be Irreplaceable Corners, with a focus on multi- tenant shopping centers, including lifestyle and grocery-anchored  centers, and single tenant leases.

*

The third goal is to raise $125 to $150 million for our REIT and an additional $35 million in private equity in our retail partnership business. With the equity capital that we have raised through our underwritten equity offering as well as our class D common share offering, we have raised the amount of capital needed to fund our REIT real estate acquisition and growth goals for the year. As such, we will be closing our class D common share offering over the next thirty to sixty days. During the second quarter, we launched our latest retail partnership fund and to date have raised $3.4 million in private equity.

*

The fourth goal is to continue to strengthen portfolio quality by selling non- core assets and keeping debt to total assets under 55 percent. Through June 30, 2005, AmREIT has sold or has under contract to sell approximately $20 million in non-core assets. As of June 30, 2005, no single tenant represented more than 7 percent of total revenue, and the company’s debt to total asset ratio was approximately 42 percent.

          AmREIT updates earnings guidance on a quarterly basis.

          Conference Call

          AmREIT will hold its quarterly conference call to discuss second quarter results Wednesday, July 27, at 10:00 am Central Time (11:00 am Eastern Time). Interested parties are encouraged to access the live webcast by visiting the investor relations page of AmREIT’s website at http://www.amreit.com. The dial-in number for the call is 1-800-299-9086, passcode AmREIT. The call will also be available for replay for 30 days by dialing 1-888-286-8010, passcode 21009974, or by going to the investor relations events page of the company’s Web site.

          The company has published additional forward-looking statements in its second quarter 2005 supplemental information package that may help investors estimate earnings for 2005. A copy of the company’s second quarter 2005 supplemental information will be available on the company’s web site at http://www.amreit.com or by written request to Debbie Lucas, Investor Relations, AmREIT, 8 Greenway Plaza, Suite 1000, Houston, Texas 77046. The information provided in the supplemental package is unaudited and there can be no assurance that the information will not vary from the final information for the quarter ended June 30, 2005. AmREIT may, but assumes no obligation to, update information in the supplemental package from time to time.

          About AmREIT

          AmREIT (Amex: AMY) is a real estate investment trust (“REIT”) primarily focused on the ownership, development and management of Irreplaceable Corners(TM) -- defined as premier retail frontage properties typically located on “Main & Main” intersections in highly populated, high-traffic, affluent areas. As of June 30, 2005, our total common equity market cap is approximately $184 million and our portfolio consists of lifestyle and shopping centers anchored by market dominant tenants such as Kroger, Barnes & Noble and Walgreens, supported by specialty retailers such as GAP, Starbucks, Hallmark and Verizon. Our business structure is unique within the REIT community and consists of a real estate operating and development business, a securities company and a merchant development retail partnership business. These synergistic businesses support our portfolio of Irreplaceable Corners and allow the company access to multiple avenues of low-cost capital which can then be deployed efficiently and accretively for our shareholders. Through the retail partnership funds, AmREIT captures recurring development, leasing, property management, and asset management fees for services performed while maintaining an ownership interest and profit participation. Our business structure allows the company to expand both internally and externally, distinguishing AmREIT as a value creator, a growth company, and a source of dependable, monthly income.

          In addition to historical information, this press release contains forward-looking statements under the federal securities law. These statements are based on current expectations, estimates and projections about the industry and markets in which AmREIT operates, management’s beliefs and assumptions made by management. Past performance is not indicative of future returns. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict.     This press release does not constitute an offer to sell, or the solicitation of an offer to buy any public or private securities from the Company. The purchase of any securities may only be made pursuant to a prospectus. A copy of any available prospectus and the related subscription documents are available to qualified potential investors on request.

          For more information, call Debbie Lucas, Vice President Investor Relations & Corporate Communications of AmREIT, at (713) 850-1400, or Chad Braun, Chief Financial Officer of AmREIT, 713-850-1400. AmREIT is online at http://www.amreit.com.

Operating Results
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,

	2005	2004	2005	2004

Revenues:
Rental income from operating leases	$4,544	$1,162	$8,517	$2,379
Earned income from direct financing leases	508	507	1,015	1,015
Real estate fee income	1,015	582	2,010	949
Construction fee income	465	—	465	—
Securities commission income	3,674	1,648	5,797	3,553
Asset management fee income	120	74	237	149
Interest and other income	108	17	156	28
Total revenues	10,434	3,990	18,197	8,073
Expenses:
General and administrative	2,157	1,366	3,806	2,567
Property expense	937	171	1,630	347
Construction expense	302	—	302	—
Legal and professional	475	321	1,052	649
Securities commissions	2,831	1,337	4,464	2,761
Depreciation and amortization	1,326	204	2,362	338
Deferred merger costs	—	362	—	1,682
Total expenses	8,028	3,761	13,616	8,344
Operating income	2,406	229	4,581	(271)
Income from retail partnerships and other affiliates	82	172	113	186
Federal income tax expense	(121)	(86)	(155)	(13)
Interest expense	(1,481)	(522)	(2,976)	(1,120)
Minority interest in income of consolidated joint ventures	(423)	(170)	(438)	(214)
Income (loss) before discontinued operations	463	(377)	1,125	(1,432)
Income from discontinued operations	402	232	1,098	314
Gain on sale of real estate acquired for resale	872	242	872	850
Net income (loss)	1,737	97	3,095	(268)
Distributions paid to class B, C and D shareholders	(2,047)	(1,106)	(3,679)	(1,919)
Net loss available to class A shareholders	$(310)	$(1,009)	$(584)	$(2,187)
Reconciliation of Net Income (loss) before discontinued operations to Funds From Operations (“FFO”) :
Income (loss) before discontinued operations	$463	$(377)	$1,125	$(1,432)
Income from discontinued operations	1,274	474	1,970	1,164
Depreciation - from operations	1,180	191	2,074	323
Depreciation - from discontinued operations	60	92	134	204
Adjustments for non-consolidated affiliates	29	8	44	12
Gain on sale of real estate held for investment	(344)	—	(595)	—
Class B, C and D distributions	(2,047)	(1,106)	(3,679)	(1,919)
FFO available to class A shares	615	(718)	1,073	$(1,648)
Basic and Diluted Per Class A Share Data:
Loss before discontinued operations	$(0.36)	$(0.46)	$(0.65)	$(1.08)
Income from discontinued operations	$0.29	$0.15	$0.50	$0.37
Net loss	$(0.07)	$(0.31)	$(0.15)	$(0.71)
FFO	$0.14	$(0.22)	$0.27	$(0.54)
Distributions per class A share	$0.12	$0.12	$0.24	$0.24
Distributions per class B, C and D share	$0.52	$0.36	$1.05	$0.72
Share Data:
Weighted average class A common shares used to compute net income per share, basic and diluted	4,434,676	3,235,449	3,955,514	3,094,216

Market Capitalization Table

Common Shares Outstanding (6/30/05)	Number of Shares	Price	Market Equity

Class A, net of treasury shares	6,417,792	$8.10	$51.98	M
Class B	2,183,831	$8.10	$17.69	M
Class C (priced at par value)	4,082,987	$10.00	$40.83	M
Class D (priced at par value)	7,319,544	$10.00	$73.20	M
Total	20,004,154		$183.70	M

Balance Sheet Highlights
(in thousands)

	June 30, 2005	December 31, 2004

	(Unaudited)
Real estate held for investment, net	$206,392	$157,031
Net investment in direct financing leases	19,216	19,219
Real estate held for resale, net	18,166	6,326
Total assets	279,306	203,151
Notes payable	116,296	105,964
Total liabilities	123,900	113,666
Minority interest	1,275	1,115
Total shareholders’ equity	154,131	88,370

Non-GAAP Financial Disclosure

          This press release contains certain non-GAAP financial measures that management believes are useful in evaluating an equity REIT’s performance. AmREIT’s definitions and calculations of non-GAAP financial measures may differ from those used by other equity REIT’s, and therefore may not be comparable. The non-GAAP financial measures should not be considered as an alternative to net income as an indication of our operating results, or to net cash provided by operating activities as a measure of our liquidity.

          AmREIT considers FFO to be an appropriate measure of the operating performance of an equity REIT. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income computed in accordance with generally accepted accounting principles (“GAAP”), excluding gains or losses from sales of property, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. AmREIT calculates its base FFO in accordance with this definition. AmREIT adjusts its FFO calculation by adding back non-cash charges to earnings, such as the issuance of stock in conjunction with the payment of deferred merger costs and impairment charges on real assets, resulting in its adjusted FFO. The Company considers FFO to be an appropriate supplemental measure of operating performance because, by excluding gains or losses on dispositions and excluding depreciation, FFO is a helpful tool that can assist in the comparison of the operating performance of a company’s real estate between periods, or as compared to different companies. FFO is not defined by GAAP and should not be considered as an alternative to net income as an indication of our operating performance or to net cash provided by operating activities as a measure of our liquidity. FFO and adjusted FFO as disclosed by other REITs may not be comparable to AmREIT’s calculation.

          Projected FFO is calculated in a method consistent with historical FFO, and AmREIT considers projected FFO to be an appropriate supplemental measure when compared with projected EPS. A reconciliation of the projected FFO to projected EPS per share is provided below:

	Projected 2005 Range		Historical 12/31/04

	High	Low

Net loss available to class A shareholders	$(0.48)	$(0.62)	$(1.19)
Depreciation and amortization	1.35	1.35	0.61
Less gain on sale of real estate	(0.15)	(0.05)	(0.04)
FFO available to class A shareholders	0.72	0.68	(0.62)
Impairment charges	—	—	0.74
Deferred merger costs	—	—	0.51
Adjusted FFO	$0.72	$0.68	$0.63

SOURCE  AmREIT
          -0-                                                              07/26/2005
          /CONTACT:  Debbie Lucas of AmREIT, +1-713-850-1400, dlucas@amreit.com /
          /Web site:  http://www.amreitinc.com/